UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

Dynamic Energy Alliance Corporation
(formerly Mammatech Corporation)

 (Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

Memphis Clark Tower 5100 Popular Avenue, Ste. 2700 Memphis, TN	38137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 414-0003

233 North Garrard, Rantoul, IL 61866
 (Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On March 14, 2012,, Dynamic Energy Alliance Corporation, a Florida corporation (the “Corporation”), executed  a consulting agreement with  Undiscovered Equities, Inc. (“UEI”), pursuant to which UEI has agreed  to provide various consulting services, including retention and supervision of various public relations services and investor relations services, strategic business planning, broker dealer relations, financing alternatives and sources, and due diligence meetings for the investor community.  The Agreement has a 6 month term, but may be terminated early after 60 days, and provides for the Company to pay consulting fees as follows: (i) the sum of $25,000 per month over the term of the Agreement and (ii) a signing bonus in the form of immediate issuance of 125,000 shares of the Company’s restricted Common stock.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Effective March 19, 2011, the Corporation issued a total of 125,000 shares of restricted common stock of the Corporation to Undiscovered Equities, Inc., (see Item 1.01 above)

The fair value of the share compensation paid by the Company pursuant to said Agreement was calculated at the closing market price of the Company’s publicly traded common shares on the date of execution of the Consulting Agreement,  and  totaled $17,500.00, or an average of  $0.14 per share.

The Company also issued Pamela Griffin, its departing Chief Executive Officer, 500,000 warrants to acquire restricted shares of the Company’s common stock, at an exercise price of $0.001 per share, which warrants may be exercised after 12 months, and expire if not exercised within five years from the date of grant.  These warrants are to be issued in settlement of claims held by Ms Griffin for prior uncompensated services performed.  (see below)

ITEM 5.02   RESIGNATION OF CHIEF FINANCIAL OFFICER

Effect March 14, 2012, Pamela Griffin resigned as a director, and as Chief Financial Officer and Principle Accounting Officer of the Company, citing a desire to pursue personal interests.  The Board of Directors accepted Ms Griffin’s resignation, and concurrently appointed James Michael Whitfield, the Company’s Chief Executive Officer, as interim Chief Financial Officer.

Ms. Griffn served as Chief Financial Officer of the Company between March 1, 2011 and September 31, 2011, but was not compensated for serving in such capacity.  Concurrently with her resignation, the Company entered into a settlement agreement with Ms Griffin, settling her claims for compensation for such period, pursuant to which the Company issued Ms Griffin 500,000 warrants to acquire restricted shares of the Company’s common stock, at an exercise price of $0.001 per share, which warrants may be exercised after 12 months, and expire if not exercised within five years from the date of grant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC ENERGY ALLIANCE CORP.

Dated: March 19, 2012	By:	/s/ James Michael Whitfield
James Michael Whitfield
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

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